UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
As disclosed on Current Reports on Form 8-K filed by Trimble Inc. (the “Company”) on May 22, 2024, July 29, 2024 and October 10, 2024, the Company has previously obtained three separate Consent and Waiver Agreements (each, a “Consent and Waiver”) relating to the Credit Agreement, dated as of March 24, 2022, as amended (the “Credit Agreement”), under which the Lenders party to the Credit Agreement and the Administrative Agent agreed to extend the Company’s deadline to deliver the Financial Deliverables (the “Financial Reporting Deadline”) for the fiscal quarters ending March 29, 2024, June 28, 2024 and September 27, 2024, and to waive any Default or Event of Default resulting solely from the non-delivery of such Financial Deliverables on or prior to the original deadlines set forth in the Credit Agreement (where capitalized terms, if not defined herein, are as defined in the Credit Agreement). The third Consent and Waiver extended the Financial Reporting Deadline to December 10, 2024.
On December 9, 2024, the Company obtained a fourth Consent and Waiver (the “Fourth Consent and Waiver”) relating to the Credit Agreement. Under the Fourth Consent and Waiver, the Lenders and the Administrative Agent agreed to further extend the Financial Reporting Deadline to January 10, 2025 for the fiscal quarters ending March 29, 2024, June 28, 2024 and September 27, 2024 and to waive any Default or Event of Default resulting solely from the non-delivery of such Financial Deliverables on or prior to the original deadline set forth in the Credit Agreement.
The foregoing description of the Fourth Consent and Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Consent and Waiver, a copy of which is attached hereto as Exhibit 10.1.
As disclosed on a Current Report on Form 8-K dated December 9, 2024 and filed by the Company on December 10, 2024, the previously disclosed assessment of the impacts related to the Company’s internal controls over financial reporting by management and Ernst & Young LLP, the Company’s independent registered public accounting firm, is nearing completion. As further stated in the Form 8-K dated December 9, 2024, following completion of the assessment, the Company expects to file the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ending March 29, 2024, June 28, 2024 and September 27, 2024 in approximately two weeks therefrom.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exh. No.	Description
10.1
Consent and Waiver, dated December 9, 2024, to the Credit Agreement, dated March 24, 2022, as amended, by and among Trimble Inc., the Lenders party thereto and Bank of America, N.A., as Administrative Agent

104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: December 10, 2024	By:	/s/ PHILLIP SAWARYNSKI
Phillip Sawarynski Chief Financial Officer